SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 14, 2004



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




             Philippines              1-12995               Not Applicable
    -------------------------------------------------------------------------
    (State or other jurisdiction    (Commission             (IRS Employer
         of incorporation)          File Number)          Identification No.)




                24th Floor, 6750 Building, Ayala Avenue, Makati,
                     Metro Manila Philippines Not Applicable
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: 011 63 2 892-0276


                                       N/A
                   (Former name or former address, if changed
                               since last report.)

ITEM 5.  OTHER EVENTS.

         CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported today that it and CP Casecnan-Consortium, a limited liability consortium, Cooperativa Muratori e Cementisti-CMC. di Ravenna and Impresa Pizzarotti &
C. S.p.A (collectively, the "Contractor") have entered into an agreement, dated April 7, 2004, settling all claims and counterclaims between the parties in the International Chamber of Commerce arbitration case initiated by the Contractor in February 2001 seeking schedule relief and compensation for additional costs and damages arising out of an engineering, procurement and construction contract between CE Casecnan and the Contractor for the Casecnan irrigation and hydroelectric project in the Philippines. Pursuant to the terms of the settle-ment, today the Contractor paid to CE Casecnan $18.9 million (which payment is in addition to approximately $6.0 million previously received by CE Casecnan from demands made on bank guarantees which had been posted as security under the construction contract) and the parties have executed mutual releases and agreed to dismiss the arbitration case.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.



Date:  April 14, 2004                 By:    /s/  Paul J. Leighton
                                                  -----------------------------
                                                  Paul J. Leighton
                                                  Assistant Secretary